 EXHIBIT 99.1

Hallador Energy Company Reports Record Net Income and Adjusted EBITDA for First 9-Months of 2023; Secures $325 Million in Future Energy and Capacity Sales

TERRE HAUTE, Ind., November 6, 2023 -- Hallador Energy Company (NASDAQ – HNRG) reports first nine months 2023 and third-quarter net income of $55.0 million and $16.1 million, $1.66 and $0.49 basic earnings per share, operating cash flow of $79.5 million and $35.3 million, and adjusted EBITDA of $105.2 million and $35.9 million, all respectively.

Brent Bilsland, President and Chief Executive Officer, stated, "High coal sales prices coupled with large coal shipment volumes lead to record coal revenue. Our well-contracted sales book supported our revenue growth despite operational challenges, increasing our cost per ton during the quarter. Record profitability and continued debt reduction have helped de-lever our balance sheet to 0.71 times adjusted EBITDA and increase liquidity to $66.4 million.   On the Hallador Power side, our sales team performed well, securing $325 million in energy and capacity sales at excellent prices for the 2024-2028 timeframe, creating a profitable foundation for many years to come.”

Below are highlights for the third quarter of 2023:

●	The Company reported net income of $16.1 million and operating cash flow of $35.3 million on the continued strength of shipments of higher-priced coal contracts and another full quarter of operations at the Merom Generating Station.

●	The Company closed on a $140 million credit facility on August 2, 2023, extending the maturity to 2026.

○	Bank Debt was reduced by $12.5 million during the quarter, bringing our outstanding balance to $61.8 million in addition to $11.2 million in Letters of Credit as of September 30, 2023.

○

The continued efforts to reduce debt, coupled with higher adjusted EBITDA, resulted in our debt-to-adjusted EBITDA ratio falling to 0.71X as of September 30, 2023, and our liquidity growing to $66.4 million as of September 30, 2023.

●	The Merom Generating Station continues to show positive results and increased interest from customers, evidenced by our signing of $325 million in new future energy and capacity sales during the quarter and subsequently.

○	3.3 million MWh of Energy sold for years 2026-2028 at an average price of $56 per MWh, totaling $186.0 million.

○	Capacity sales for years 2024-2028 at an average price of approximately $220 per MWd, totaling $139 million.

●	The Company continues to be well-positioned with contracted coal tons and electric generation (on a segment basis, before intercompany eliminations).

	2023 (Q4)	2024	2025	2026	2027	2028	Total
Coal
Priced tons (in millions)	2.4	3.4	1.3	0.5	0.5	-	8.1
Average price per ton	$54.30	$51.10	$50.80	$56.00	$56.00	$-
Contracted coal revenue (in millions)	$130.32	$173.74	$66.04	$28.00	$28.00	$-	$426.10
% Priced	100%	49%	19%	7%	7%	0%

Committed & unpriced tons (in millions) - 3rd party	-	-	1.0	1.0	1.0	-	3.0
Committed & unpriced tons (in millions) - Merom	-	2.9	2.9	2.9	2.9	2.9	14.5
Total contracted tons (in millions)	2.4	6.3	5.2	4.4	4.4	2.9	25.6

% Coal Sold*	100%	90%	74%	63%	63%	41%

Average cost per ton of coal was $42.57 for the nine months ending September 30, 2023 ($43.25 after eliminating for intercompany sales to Merom)

Coal Capex Budget (in millions)	$10.00

Power
Energy
Contracted MWh (in millions)	0.4	1.6	1.7	1.6	1.3	0.4	7.0
Contracted price per MWh	$34.00	$34.00	$34.00	$56.00	$56.00	$56.00
Contracted revenue (in millions)	$13.60	$54.40	$57.80	$89.60	$72.80	$24.19	$312.39
% Energy Sold*	27%	27%	28%	27%	22%	7%

Capacity
Average monthly contracted capacity	828	670	450	508	550	354
% Capacity Contracted**	100%	78%	52%	59%	64%	41%
Average contracted capacity price per MWd	$146	$178	$200	$226	$225	$224
Contracted capacity revenue (in millions)	$11.00	$43.65	$32.92	$41.89	$45.26	$28.88	$203.60

Total Energy & Capacity Revenue
Contracted Power Revenue (in millions)	$24.60	$98.05	$90.72	$131.49	$118.06	$53.07	$515.99
Contracted Power Revenue per MWh*	$41.33	$43.34	$44.49	$67.82	$67.79	$67.69

2023 average cost per MWh was $33.43 for the nine months ending September 30, 2023 ($27.45 assuming intercompany sales of coal were sold at cost)

Power Capex Budget (in millions)	$20.00

TOTAL CONTRACTED REVENUE (IN MILLIONS)	$154.92	$271.79	$156.76	$159.49	$146.06	$53.07	$942.09

*Based on coal production of 7.0 million tons and 6.0 million MWh annually.

**Based on a MISO accreditation of 860MW per day. Accreditations are adjusted annually based on 3-year rolling performance metrics.

The table below represents some of our critical metrics (in thousands except for per-ton data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$16,075	$1,612	$55,041	$(11,908)
Total Revenues	$165,768	$85,084	$515,296	$209,920
Tons Sold (consolidated basis, after eliminations)	1,561	1,705	4,654	4,677
Average Price per Ton (consolidated basis, after eliminations)	$62.41	$49.01	$60.29	$43.77
Tons Sold (before elimination)	2,054	1,705	5,461	4,677
Average Price per Ton (segment basis, before eliminations)	$65.43	$49.01	$62.47	$43.77
Bank Debt	$61,750	$113,725	$61,750	$113,725
Operating Cash Flow	$35,284	$13,656	$79,527	$13,935
Adjusted EBITDA*	$35,920	$18,378	$105,232	$32,511

* Defined as operating cash flows plus current income tax expense, less effects of certain subsidiary and equity method investment activity, plus bank interest, less effects of working capital and other long-term asset and liability period changes, plus cash paid on asset retirement obligation reclamation, plus other amortization

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically a maximum leverage ratio and a debt service coverage ratio. Noncompliance with the leverage ratio or debt service coverage ratio covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed. If we cannot satisfy these financial covenants, we will be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of our liquidity. The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to cash provided by operating activities, the most comparable GAAP measure, is as follows (in thousands) for the three and nine months ended September 30, 2023, and 2022, respectively.

Reconciliation of GAAP "Cash provided by (used in) operating activities" to non-GAAP "Adjusted EBITDA" (in thousand

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash provided by (used in) operating activities	$35,284	$13,656	$79,527	$13,935
Current income tax (benefit) expense	(178)	—	315	—
Loss from Hourglass Sands	1	1	3	7
Distribution from Sunrise Energy	—	—	(625)	—
Bank and convertible note interest expense	2,428	2,360	7,632	5,840
Working capital period changes	(8,285)	(356)	8,105	6,299
Other long-term asset and liability changes	(210)	—	(914)	—
Cash paid on asset retirement obligation reclamation	1,355	1,299	2,286	2,483
Capacity revenue timing adjustment	3,703	—	3,703	—
Other amortization	1,822	1,418	5,200	3,947
Adjusted EBITDA	35,920	18,378	105,232	32,511

Cash used in investing activities	18,136	15,441	48,684	37,586

Cash (used in) provided by financing activities	(16,802)	(105)	(30,553)	28,305

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador's annual report on Form 10-K for the year ended December 31, 2022, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call

The call will be on Tuesday, November 7, 2023, at 2:00 pm Eastern time and will be webcast live on our website at www.halladorenergy.com under events.

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Hallador is headquartered in Terre Haute, Indiana, and through its wholly-owned subsidiaries, Sunrise Coal, LLC and Hallador Power, LLC, produces coal and electricity in the Illinois Basin for the electric power generation industry. To learn more about Hallador, visit our website at www.halladorenergy.com.

Contact:	Investor Relations
Phone:	(303) 839-5504